Exhibit 10.1

SCHEDULE A

Loan Amount	Funding Date	Origination Fee
$22,232,560.80	September 13, 2022	$111,162.80
$33,501.12	December 13, 2023	N/A
$525,000.00	March 22, 2024	$25,000.00
$27,790.70	March 22, 2024	N/A
$1,500,000.00	April 22, 2024	N/A
$30,399.00	June 28, 2024	N/A
$250,000.00	August 28, 2024	N/A
$5,479,941.03	October 1, 2024	N/A
$71,748.00	October 1, 2024	N/A
($299,601.62)*	October 2, 2024	N/A
$250,000.00	October 30, 2024	N/A

*All interest through to September 30, 2024, in an amount equal to $5,180,339.41, also repaid on this date. This total repayment of $5,479,941.03 satisfies in full the obligation in the second amendment to the amended and restated promissory note dated September 30, 2024, to immediately repay $5,479,941.03 to the Lender.

As amended and agreed on November 5, 2024

AUGUSTA GOLD CORP.

By:	(signed) Tom Ladner
Name:	Tom Ladner
Title:	VP, Legal

AUGUSTA INVESTMENTS INC.

By:	(signed) Richard Warke
Name:	Richard Warke
Title:	Director